UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 23, 2003

TITANIUM INTELLIGENCE, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-50071
(Commission File Number)

27-0019071
(IRS Employer Identification No.)

600 - 625 Howe Street, Vancouver, British Columbia, Canada V6C 2T6
(Address of principal executive offices and Zip Code)

604.683.6648
(Registrant's telephone number, including area code)

187 Edward Crescent, Port Moody, British Columbia, Canada V3H 3J8
(Former name or former address, if changed since last report)

Item 6. Resignations of Registrant's Directors.

On October 23, 2003, two of our Directors, Messrs. Qi (Alan) Zhuang and Hai Feng Zhang resigned from our Board of Directors and accordingly, we appointed Mr. Gary Musil to our Board of Directors. Mr. Musil was also appointed as our President and CFO. Mr. Paulo Martins and Mr. Chen (Jason) Wu remain as Directors of our Company but have resigned as President and CFO, respectively.

Mr. Musil has more than 30 years of management and financial consulting experience and has served as an officer and director on numerous public mining companies since 1988. His experience includes the overseeing of exploration projects in Peru, Chile, Eastern Europe (Slovak Republic), British Columbia, Ontario, Quebec and New Brunswick. Prior to his appointment to our Board, he was employed for 15 years with Dickenson Mines Ltd. and Kam-Kotia Mines Ltd. as a Controller for the producing silver/lead/zinc mine in the interior of British Columbia. Mr. Musil currently serves as an Officer and/or a Director for three TSX Venture Exchange public companies.

In the coming months, we will be evaluating our current business to determine our viability and our direction and we may also review new opportunities and possible acquisitions to enhance our asset value.

We have also moved our offices to Suite 600 - 625 Howe Street, Vancouver, British Columbia, Canada V6C 2T6.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITANIUM INTELLIGENCE INC.

/s/ Gary Musil
___________________________________
By: Gary Musil
President, CEO, CFO, Secretary and Director
Date: October 23, 2003